EXHIBIT 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 21, 1996 included in Thomas Nelson, Inc.'s annual report to shareholders. In addition, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 33-80086 and File No. 333-4503).


                                          /s/ Arthur Andersen LLP


Nashville, Tennessee
June 28, 1996